UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2006

MCGRATH RENTCORP

(Exact name of Registrant as Specified in its Charter)

California	0-13292	94-2579843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5700 Las Positas Road, Livermore, CA 94551-7800
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 606-9200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Executive Salaries and Bonuses

On January 20, 2006, the board of directors of McGrath RentCorp (the “Company”) approved increases to the 2005 base salary levels applicable to certain of the Company’s named executive officers, effective for the 2006 calendar year as follows:

	2005 Salary	2006 Salary
Joseph Hanna	$228,000	$242,000
Randle Rose	$182,000	$190,000
Richard Brown	$180,000	$188,000
Susan Boutwell	$180,000	$188,000

The maximum bonus levels for 2006 (as a percentage of each of their base salaries) applicable to Joe Hanna, Randle Rose, Richard Brown, and Susan Boutwell remained at 71%, 66%, 66% and 66%, respectively. The bonus amounts payable to these executive officers are based on a combination of the level of the Company’s pre-tax profit for the year (or similar financial metrics for the modular building rental division and the electronic test equipment rental division, in the case of Richard Brown and Susan Boutwell, respectively) and the extent to which each executive officer achieved their own individual performance goals. These named executive officers are “at will” employees of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGrath RentCorp

Date: January 24, 2006	By:	/s/ Randle F. Rose
Randle F. Rose
Vice President of Administration and Secretary